Exhibit 8.1

Name	State or Other Jurisdiction of Incorporation Or Organization
Iris Energy Custodian Pty Ltd	New South Wales, Australia

Iris Energy Holdings Pty Ltd	New South Wales, Australia

SA 1 Holdings Pty Ltd	Victoria, Australia

SA 2 Holdings Pty Ltd	Victoria, Australia

TAS 1 Holdings Pty Ltd	Victoria, Australia

PodTech Data Centers Inc.	British Columbia, Canada

IE CA Compute Ltd.	British Columbia, Canada

IE CA Leasing Ltd.	British Columbia, Canada

IE CA 1 Holdings Ltd.	British Columbia, Canada

IE CA 2 Holdings Ltd.	British Columbia, Canada

IE CA 5 Holdings Ltd.	British Columbia, Canada

IE CA Development Holdings Ltd.	British Columbia, Canada

IE CA Development Holdings 2 Ltd.	British Columbia, Canada

IE CA Development Holdings 3 Ltd.	British Columbia, Canada

IE CA Development Holdings 4 Ltd.	British Columbia, Canada

IE CA Development Holdings 5 Ltd.	British Columbia, Canada

IE CA Development Holdings 7 Ltd.	British Columbia, Canada

IE US 1, Inc.	Delaware, United States

IE US Holdings Inc.	Delaware, United States

IE US Development Holdings 1 Inc.	Delaware, United States

IE US Development Holdings 3 Inc.	Delaware, United States

IE US Development Holdings 4 Inc.	Delaware, United States

IE US Development Holdings 5 Inc.	Delaware, United States

IE US Development Holdings 6 Inc.	Delaware, United States

IE US Hardware 1 Inc.	Delaware, United States

IE US Hardware 3 Inc.	Delaware, United States

IE US Hardware 4 Inc.	Delaware, United States

IE US Operations Inc.	Delaware, United States